Exhibit 99.1

Cytek Biosciences Announces Preliminary Full Year 2023 Revenue Results

FREMONT, Calif., January 8, 2024 - Cytek Biosciences, Inc. (Nasdaq: CTKB), a leading cell analysis solutions company, today announced preliminary, unaudited revenue results for the full year ended December 31, 2023.

Cytek expects its full year revenue for 2023 to be near the high end of the company’s most recent revenue guidance range of $188 million to $192 million, provided on November 9, 2023.

The preliminary financial results in this press release are not a comprehensive statement of Cytek’s financial results for the year ended December 31, 2023 and have not been audited, reviewed or compiled by its independent registered public accounting firm. Cytek’s actual revenue may differ from the estimate due to the completion of the Company’s year-end closing and auditing procedures and are therefore subject to adjustment. Cytek plans to report financial results for the fourth quarter and full year ended December 31, 2023 and to provide 2024 financial guidance during its earnings call expected to be held at the end of February 2024.

J.P. Morgan Healthcare Conference

Cytek is providing these updates in advance of its participation in the 42nd Annual J.P. Morgan Healthcare Conference, which begins today in San Francisco, CA. CEO Wenbin Jiang is scheduled to present and participate in a Q&A session on Thursday, January 11, 2023, at 8:15 a.m. Pacific Time / 11:15 a.m. Eastern Time. Interested parties may access a live and archived webcast of the presentation on the “Investors” section of the company website at: investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s FSP platform includes its core instruments, the Cytek Aurora™ and Northern Lights™ systems; its cell sorter, the Cytek Aurora™ CS; the flow cytometer and imaging products under the Amnis® and Guava® brands; and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Cytek’s products are for research use only and not for use in diagnostic procedures (other than Cytek’s Northern Lights-CLC system and certain reagents, which are available for clinical use in China and the European Union).

Cytek, Full Spectrum Profiling, FSP, Cytek Aurora, Northern Lights, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and X (formerly Twitter) account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding Cytek’s expected revenue for the full year ended December 31, 2023. Cytek’s audited financial results for the full year ended December 31, 2023 are not yet available and its preliminary expectations regarding revenue for the period are subject to review by Cytek’s management and audit by Cytek’s independent registered public accounting firm. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include adjustments to the estimate that may be required in connection with the completion of the Company’s year-end closing and auditing procedures. You should refer to the section entitled “Risk Factors” set forth in Cytek’s most recent Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023 and other filings Cytek makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek’s forward-looking statements. Although Cytek believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek as of the date hereof, and Cytek disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek’s views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Contact:

Paul Goodson

Head of Investor Relations

Cytek Biosciences

pgoodson@cytekbio.com